Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Olympic Steel, Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Michael D. Siegal, Richard T. Marabito and Richard A. Manson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock, without par value, of the Registrant issuable in connection with the Amended and Restated Olympic Steel, Inc. 2007 Omnibus Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 11th day of March, 2016.

Signature	Title

/s/ Michael D. Siegal Michael D. Siegal	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ David A. Wolfort David A. Wolfort	President, Chief Operating Officer and Director

/s/ Richard T. Marabito Richard T. Marabito	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Donald R. McNeeley Donald R. McNeeley	President of Chicago Tube and Iron and Director

/s/ Ralph M. Della Ratta, Jr. Ralph M. Della Ratta, Jr.	Lead Director

/s/ Arthur F. Anton Arthur F. Anton	Director

/s/ Dirk A. Kempthorne Dirk A. Kempthorne	Director

/s/ Michael G. Rippey Michael G. Rippey	Director

/s/ Howard L. Goldstein Howard L. Goldstein	Director